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                                                                Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of HFS Incorporated (the Company) on Form S-4 of our report dated May 11, 1995, related to the financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc. as of and for the years ended December 31, 1994 and 1993, included in the Company's Current Report on Form 8-K dated February 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Beers & Cutler PLLC
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Beers & Cutler PLLC
Washington, D.C.
March 21, 1997